FORM OF IRREVOCABLE PROXY

The undersigned does hereby revoke any proxy or proxies heretofore given by the undersigned with respect to any shares of capital stock of Health Partnership, Inc. a Colorado corporation (“Company”).

FOR VALUE RECEIVED, including but not limited to the consummation by the Company of the transactions contemplated by that certain Agreement and Plan of Merger dated February 13, 2006 by and among the Company, Capital Partners For Health & Fitness, Inc., a North Carolina corporation (“Capital Partners”), Capital Partners Merger Sub, Inc., a North Carolina corporation (“Capital Partners Mergeco”), Capital Partners Acquisition Sub, Inc., a North Carolina corporation (“Capital Partners Acquisitionco”), Randall Rohm (“Rohm”) and Thomas Flynn (“Flynn”) (the “Merger Agreement”), the undersigned, a stockholder of the Company, does hereby irrevocably appoint Gerard Jacobs (and any other person appointed by Gerard Jacobs) the attorney-in-fact, agent and proxy of the undersigned (“Proxy”), with full power of substitution, from the date hereof through the date of disposition of the shares subject to this Proxy to an independent third party (with any retained shares to continue to be subject to this Proxy), with authority to act and vote in person or by revocable proxy or by written consent, as fully and effectively as the undersigned could do so in person, with respect to all shares of the capital stock of the Company that the undersigned now or hereafter owns of record, whether or not such shares were owned by the undersigned prior to the date hereof or were issued in connection with the transactions contemplated by the Merger Agreement, including, as applicable, any shares issued as part of the Merger Consideration and the Earnout Consideration (collectively, the “Shares”); provided however, in all events, this Proxy shall lapse on February 12, 2016. The Proxy is authorized to vote such Shares at all meetings of the stockholders of the Company, and at all adjournments thereof, upon all business as may come before any meeting or any adjournment thereof, and to exercise and execute and deliver all consents in writing with respect to such Shares either in person or by revocable proxy, agent, attorney or other representative including without limitation, voting such Shares upon: (i) the nomination and election of directors of the Company; (ii) the approval or denial of any transactions or agreements of any nature involving or affecting the Company; (ii) the approval or denial of, or the adoption of or amendment to, the Company’s articles of incorporation, by-laws, number of authorized shares or any other corporate governance documents or other documents or matters whatsoever provided; however, that such Proxy shall terminate at the time the Shares are sold by the undersigned to one or more third parties.

The undersigned hereby represents and warrants that: (i) as of the date hereof, the undersigned is the record holder of the Shares; (ii) this Irrevocable Proxy has been duly and validly executed by the undersigned pursuant to applicable authority; (iii) the undersigned has full capacity to execute this Irrevocable Proxy and transfer the voting rights hereby to the Proxy; (iv) this Irrevocable Proxy is a legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms; and (v) the execution and delivery by the undersigned of this Irrevocable Proxy, and the compliance by the undersigned with the terms hereof, do not conflict with, or result in a breach of, or constitute a default under, or require any permit, consent, approval, or authorization by or with any person, pursuant to: (A) any law, statute, rule, regulation, license, permit, order, judgment, injunction, ruling, writ, or decree to which the undersigned is subject; or (B) any contract, agreement, arrangement or instrument to which the undersigned is a party.

The undersigned does hereby authorize the Company to place on its stock ledger and stockholder lists a legend reciting that the Shares are subject to this Irrevocable Proxy. The undersigned shall indemnify and hold harmless the Proxy, and the Company from all costs, expense (including, without limitation, reasonable legal fees and accounting fees), damage and liability whatsoever arising out of the breach of any covenant, representation or warranty of the undersigned set forth in this Irrevocable Proxy. All covenants, representations and warranties of the undersigned shall survive the execution and delivery of this Irrevocable Proxy.

This Irrevocable Proxy is coupled with an interest and may not be revoked by the undersigned. This Irrevocable Proxy is effective as of the date hereof and shall continue until February 12, 2016, subject to termination automatically and be of no further force and effect as to those shares transferred by the undersigned to one or more independent third parties, with this Proxy to remain in effect as to all shares retained by the undersigned or transferred to persons or entities other than independent third party successors in interest. Transfer of shares to an “Affiliate” (as that term is defined under Rule 405 promulgated under the Securities Act of 1933 as amended) or subject to a reconveyance agreement or other contingency agreement shall not be deemed disposition to an independent third party.

The undersigned hereby acknowledges and agrees that he shall not be permitted to grant to any Person any proxy or enter into any voting agreement covering, or with respect to, any of the Shares.

This Irrevocable Proxy shall be binding upon the heirs, personal representatives, executors and assigns of the undersigned.

Date of Execution: February 13, 2006

Address:

ACCEPTANCE BY PROXY

The undersigned, being the Proxy named in the foregoing Irrevocable Proxy, does hereby agree to exercise the powers granted to the Proxy under such Irrevocable Proxy strictly in accordance with the express conditions set forth in such Irrevocable Proxy.

GERARD JACOBS